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                                                                     EXHIBIT 5.1


                          OPINION OF ALSTON & BIRD LLP

    RALPH F. MACDONALD, III                       E-MAIL: CMACDONALD@ALSTON.COM
                            DIRECT DIAL: 404-881-7582


                                 April 20, 2001


First Security Group, Inc.
817 Broad Street
Chattanooga, Tennessee 37402

         Re: First Security Group, Inc. --3,000,000 Shares of $.01 Par Value Common Stock

Ladies and Gentlemen:

         We have acted as counsel to First Security Group, Inc., a Tennessee corporation (the "Company"), in connection with the Registration Statement of Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Securities Act") of 3,000,000 shares or the common stock, par value $.01 per share, of the Company (the "Shares").

         In rendering this opinion, we have examined and relied upon such corporate records, documents and other instruments that in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. Except to the extent expressly set forth herein, we have made no independent investigations with regard to such records, documents and other instruments, and, accordingly, we do not express any opinion as to matters that have been disclosed by independent verification.

         Based on the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered to purchasers against payment in full as described in the Prospectus under "The Offering" in accordance with the Registration Statement, will be validly issued, fully paid, and non-assessable under the Georgia Business Corporation Code as in effect on this date.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
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         This opinion is limited to those matters expressly stated herein, and no opinions may be inferred or implied beyond those expressly stated herein.

                                                   Sincerely,

                                                   /s/ Ralph F. MacDonald, III
                                                   ----------------------------
                                                   Ralph F. MacDonald, III


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